EXHIBIT 10.1

AMENDMENT TO CHANGE-IN-CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT, dated as of July 29, 2005, by and between American Power Conversion Corporation, with its principal place of business at 132 Fairgrounds Road, West Kingston, RI (the “Company”) and ________________ (the “Executive”).

WHEREAS, the Company and the Executive have entered into a Change-In-Control Severance Agreement dated as of __________, 2000 (the “Agreement”);

WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company has authorized the amendment of such Agreements to comply with Section 409A of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follow:

1.    Paragraph (i) in the definition of “Change in Control” in Section 1 of the Agreement is deleted in its entirety and the following is substituted in its place:

“(i) the members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;”

2.    The following is added as a new paragraph following Paragraph (iii) in the definition of “Change in Control” in Section 1 of the Agreement:

“Notwithstanding the foregoing, none of the foregoing event(s) shall constitute a Change in Control unless such event(s) constitute a “change in the ownership or effective control” or a change “in the ownership of a substantial portion of the assets,” in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code and any regulations and other guidance in effect from time to time thereunder including without limitation Notice 2005-1.”

3.    The following is added as new Section 2.6:

“Notwithstanding any other provision of this Agreement, if the Executive is a “key employee” as defined in Section 416(i) of the Code without regard to paragraph 5 thereof, no payment under this Agreement with respect to separation from service shall be made before the date which is six months after the date of separation from service (or, if earlier, the date of death of the Executive).”

4.    In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first set forth above.

AMERICAN POWER CONVERSION CORPORATION

By:
Name:
Title: